Exhibit (a)(4)(ii)

February 28, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by CC Real Estate Income Master Fund (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4)(i) of Form N-CSR of CC Real Estate Income Master Fund dated February 28, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ PricewaterhouseCoopers LLP
New York, New York

Attachment